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                                                                   EXHIBIT 10.10

                                   LANCE, INC.

                   2003 LONG-TERM INCENTIVE PLAN FOR OFFICERS

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Purposes and              The primary purposes of the 2003 Long-Term Incentive
Introduction              Plan for Officers are to:

                          - Align executives' interests with those of stockholders by linking a substantial portion of pay to the price of Lance Common Stock.

                          -    Provide a way to attract and retain key
                               executives and managers who are critical to Lance's future success.

                          - Increase total pay for executives and managers to competitive levels.

                          To achieve the maximum motivational impact, plan goals and the rewards that will be received for meeting those goals will be communicated to participants as soon as practical after the 2003 Plan is approved by the Stock Award Committee.

                          Each participant will be granted one or more Awards. Awards will be earned to the extent predetermined goals are attained.

Plan Years                The period over which performance will be measured is
                          the Company's fiscal year and the two, three, four and 10 year periods after the date of grant of awards.

Eligibility and           Eligibility in the Plan is limited to Executive
Participation             Officers and managers who are key to Lance's success.
                          The Stock Award Committee of the Board of Directors will review and approve participants nominated by the President and CEO. Participation in one year does not guarantee participation in a following year but will be reevaluated and determined on an annual basis.

                          Attachment A includes the list of 2003 participants approved by the Stock Award Committee on April 24, 2003. Initial awards will be made as soon as possible after the approval of the 2003 Plan by the Stock Award Committee.

Awards Each participant will be granted Awards expressed as an economic value equal to a percentage of his or her Base Salary. Participants may be assigned to a Performance Tier by position by salary level or based on other factors as determined by the President and CEO. If the job duties of a position change during the year, or Base
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                          Salary is increased significantly, the Award shall be
                          revised as appropriate.

                          Attachment A lists the Awards for each participant for the 2003 Plan Year as granted by the Stock Award Committee. Awards will be communicated to each participant as close to the beginning of the year as practicable, in writing. Awards will be calculated by multiplying each participant's Base Salary by the appropriate percentages, as described below.

                          -    Awards shall be calculated as follows:

                                                  Percentage of Base Salary
                               Performance Tier        for 2003 Awards
                               ----------------   -------------------------
                                       1                      *%
                                       2                      *%
                                       3                      *%

                          -    For 2003, Awards will be allocated as follows:

                                      As a Percentage of Base Salary

                                                             Restricted Stock
                          Performance     100%     Stock   --------------------
                              Tier     of Target  Options  Regular  Performance
                          -----------  ---------  -------  -------  -----------
                               1           *%        *%       *%         *%
                               2           *%        *%       *%         *%
                               3**         *%        *%       *%         *%

                          ----------
                          [* Target awards not required to be disclosed.]

                          ** Only officers receive restricted stock awards.

                          - To determine the number of shares of stock issued pursuant to each stock option, restricted stock grant and performance restricted stock grant the value of each option is calculated using the Black-Scholes model and each restricted stock grant using compensation adviser's model, subject to certain adjustments, plus an additional 26,600 shares as stock options ratably among the participants.

Long-Term Incentives      Each Participant shall receive stock options equal to
                          50% in economic value of his or her Award, 25% in
                          economic value will be in regular restricted stock and
                          25% in economic value in performance restricted stock.
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                          Stock options will be nonqualified and will vest in
                          four equal annual installments beginning one year after the date of grant and shall be exercisable for 10 years after the date of grant.

                          Restricted stock will vest as to 50% two years after the date of grant and the balance four years after the date of grant.

                          Performance restricted stock will vest three years after the date of grant, if the cumulative consolidated earnings per share of Lance, Inc. for the three fiscal years 2003, 2004 and 2005 equal or exceed $* per share.

                          [* Target not required to be disclosed.]

Form and Timing of        Awards will be made as soon as practicable after
Awards                    awards are approved by the Stock Award Committee of
                          the Board of Directors. All awards will be rounded up to the nearest multiple of 50 shares.

Change In Status          An employee hired into an eligible position during the
                          year may participate in the plan for the balance of the year on a pro rata basis.

Certain Terminations of   In the event a participant voluntarily terminates
Employment                employment any award which has not vested will
                          terminate and be forfeited. In the event a participant
                          is terminated involuntarily, any award which has not
                          vested will terminate and be forfeited except that
                          stock options which have vested prior to involuntary
                          termination may be exercised within 30 days of
                          termination. In the event of death, stock options
                          shall become fully vested and may be exercised within
                          one year of death. In the event of permanent
                          disability, stock options shall become fully vested
                          and remain exercisable in accordance with the terms of
                          the award. In the event of normal retirement, stock
                          options which have or will vest within six months of
                          normal retirement will vest and become exercisable in
                          accordance with the terms of the award and may be
                          exercised within three years of normal retirement. In
                          the event of death, disability or normal retirement,
                          restricted stock and performance restricted stock
                          awards which are not vested will be vested pro rata
                          based on the number of full months elapsed since the
                          date of the award. In the event of early retirement,
                          restricted stock awards which are not vested will be
                          vested pro rata based on the number of full months
                          elapsed since the date of the award. In all other
                          cases, awards which have not vested upon termination
                          of employment will terminate and be forfeited.
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Change In Control         In the event of a Change in Control, the vesting of
                          awards will be accelerated to fully vest upon the effective date of a Change in Control.

                          "Change in Control" means, and shall be deemed to have occurred upon, the first to occur of any of the following events:

                          (i) Any Outside Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

                          (ii) During any period of two (2) consecutive years (not including any period prior to the date hereof), individuals who at the beginning of such period constitute the Board (and any new Director, whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then in office who either were Directors at the beginning of the period or whose nomination for election was so approved) cease for any reason to constitute a majority of the members of the Board; or

                          (iii) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all of the Company's assets other than a sale or disposition of all or substantially all of the Company's assets to an entity at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by the stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition; or

                          (iv) The stockholders of the Company approve a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                          However, in no event shall a "Change in Control" be deemed to have occurred with respect to a Participant if that Participant is
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                          part of a purchasing group which consummates the
                          Change in Control transaction. A Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the acquiring company or group or surviving entity (the "Purchaser") except for ownership of less than one percent (1%) of the equity of the Purchaser.

                          "Beneficial Owner" has the meaning ascribed to such term in Section 13(d) of the Exchange Act and Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

                          "Board" means the Board of Directors of the Company.

                          "Director" means a member of the Board.

                          "Member of the Van Every Family" means (i) a lineal descendant of Salem A. Van Every, Sr., including adopted persons as well as persons related by blood,
                          (ii) a spouse of an individual described in clause (i) of this Paragraph or (iii) a trust, estate, custodian and other fiduciary or similar account for an individual described in clause (i) or (ii) of this Paragraph.

                          "Outside Person" means any Person other than (i) a Member of the Van Every Family, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or (iii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company.

                          "Participant" means an employee of the Company who is granted an Award under this Plan.

Withholding               The Company shall withhold from awards any Federal,
                          foreign, state, or local income or other taxes required to be withheld.

Communications            Progress reports should be made to participants
                          annually, showing performance results.

Executive Officers        Notwithstanding any provisions to the contrary above,
                          participation, Awards and prorations for executive officers, including the President and CEO, shall be approved by the Stock Award Committee.

Governance                The Stock Award Committee of the Board of Directors of
                          Lance, Inc. is ultimately responsible for the
                          administration and governance of the Plan. Actions
                          requiring Committee approval
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                          include final determination of plan eligibility and
                          participation, identification of performance goals and
                          final award determination. The decisions of the
                          Committee shall be conclusive and binding on all
                          participants.
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                                  ATTACHMENT A

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                                                                  Regular    Performance
                                                       Option   Restricted    Restricted
       Name                    Title           Award   Shares      Stock        Stock
       ----                    -----           -----   ------   ----------   -----------
P. A. Stroup, III     President & CEO            *%       *          *            *
H. D. Fields          Vice President and         *%       *          *            *
                      President, Vista
                      Bakery, Inc.
B. C. Preslar         Vice President             *%       *          *            *
                      - Finance/CFO
L. R. Gragnani, Jr.   Vice President             *%       *          *            *
                      - Information
                      Technology/CIO
E. D. Leake           Vice President             *%       *          *            *
                      - Human Resources
F. I. Lewis           Vice President - Sales     *%       *          *            *
D. R. Perzinski       Treasurer                  *%       *          *            *
M. E. Wicklund        Controller and             *%       *          *            *
                      Assistant Secretary
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[* Target levels and awards for participants not required to be disclosed.]